                            SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                               (Amendment No ____)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              AETHLON MEDICAL, INC.
                              ---------------------

               Name of the Registrant as Specified In Its Charter



    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:
        Not applicable
        --------------

        (2) Aggregate number of securities to which transaction applies:
        Not applicable
        --------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        Not applicable
        --------------

        (4) Proposed maximum aggregate value of transaction: Not applicable
                                                             --------------

        (5) Total fee paid: Not applicable
                            --------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        Amount Previously Paid:  Not applicable
                                 --------------
        Form, Schedule or Registration Statement No.: Not applicable
                                                      --------------
        Filing Party: Not applicable
                      --------------
        Date Filed: Not applicable
                    --------------

                              AETHLON MEDICAL, INC.
                       3030 BUNKER HILL STREET, SUITE 400
                               SAN DIEGO, CA 92109
                            TELEPHONE (858) 459-7800

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

         The Annual Meeting of Stockholders of Aethlon Medical, Inc. (the "Company") will be held on Friday, March 2, 2007, at 11:00 a.m. (Pacific Time), at the Company's executive offices located at 3030 Bunker Hill Street, Suite 4000, San Diego, California for the following purposes:

         (1) To elect the four persons listed in the Proxy Statement that accompanies this Notice to serve as directors of the Company;

         (2) To ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson, L.L.P. as the Company's independent auditors for the fiscal year ending March 31, 2007;

         (2) Approval of an amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock from 50,000,000 to 100,000,000.

         (3) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Stockholders of record at the close of business on February 6, 2007 will be entitled to notice of and to vote at the Annual Meeting and at any continuation or adjournment thereof.

         All stockholders are cordially invited to attend the Annual Meeting in person. Your vote is important. PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxies and will assist in ensuring that a quorum is present or represented. Even though you return your proxy, you may nevertheless attend the Annual Meeting and vote your shares in person if you wish. If you want to revoke your proxy at a later time for any reason, you may do so in the manner described in the attached Proxy Statement.

                                      By Order of the Board of Directors



                                      /s/ James A. Joyce, Chairman of the Board

                              AETHLON MEDICAL, INC.
                       3030 BUNKER HILL STREET, SUITE 4000
                           SAN DIEGO, CALIFORNIA 92109
                            TELEPHONE (858) 459-7800
                               __________________

                                 PROXY STATEMENT

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MARCH 2, 2007
                               __________________

                                VOTING AND PROXY

         This statement is furnished in connection with the solicitation by the Board of Directors of Aethlon Medical, Inc. (hereinafter referred to as the "Company", "we", "our" or "us") of proxies to be used at the Annual Meeting of Shareholders to be held at the Company's executive offices located at 3030 Bunker Hill Street, Suite 4000, San Diego, California on March 2, 2007 at 11:00 a.m. (Pacific Time), and at any meeting following adjournment thereof (the "Meeting"). The Notice of Annual Meeting, this Proxy Statement and the accompanying proxy card are being mailed to shareholders on or about February 12, 2007.

RECORD DATE

         The record date for the Meeting is February 6, 2007 (the "Record Date"). Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Meeting.

SHAREHOLDERS ENTITLED TO VOTE

         Each share of the Company's common stock, $.001 par value, ("Common Stock") outstanding at the close of business on the Record Date will be entitled to one vote on all matters submitted to a vote at the Meeting. As of December 31, 2006, there were 27,670,375 shares of Common Stock outstanding. Each outstanding share is entitled to one vote on each matter properly brought before the Meeting.

QUORUM

         A majority of the shares entitled to vote, present in person or represented by proxy at the Meeting, shall constitute a quorum. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspectors of Election in conjunction with information received from our transfer agent. The Inspectors of Election will also determine whether or not a quorum is present.

         Shares which abstain from voting as to the proposals, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to the proposals ("broker non-votes"), will be counted for purposes of determining whether the affirmative vote of a majority of the shares present at the meeting and entitled to vote on the proposals has been obtained, but will have the effect of reducing the number of affirmative votes required to achieve the majority vote on the proposals.

REQUIRED VOTE

         The affirmative vote of the holders of a majority of the shares of Common Stock present at the meeting in person or by proxy is also required to approve all proposals brought before the meeting.

PROXIES

         All shares entitled to vote and represented by properly executed proxies received prior to the Meeting, and not revoked, will be voted as instructed on those proxies. If no instructions are indicated, the shares will be voted as recommended by the Board of Directors.

         If any other matters are properly presented at the Meeting for consideration, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on those matters in accordance with their own judgment to the same extent as the person signing the proxy would be entitled to vote. The Company does not anticipate that any other matters will be raised at the Meeting.

         Any proxy may be revoked at any time before it is voted by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Meeting, a written notice of revocation or duly executed proxy, in either case dated later than the prior proxy relating to the same shares or (ii) attending the Meeting and voting in person (although attendance at the Meeting will not of itself revoke a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Aethlon Medical, Inc., 3030 Bunker Hill Street, Suite 4000, San Diego, California 92109, Attention: Secretary, or hand delivered to the Secretary, before the taking of the vote at the Meeting.

         A copy of our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2006 is being mailed concurrently herewith to all shareholders of record as of the Record Date. The Annual Report dos not constitute a part of the proxy solicitation material for the Annual Meeting.

DOCUMENTS INCORPORATED BY REFERENCE

         The Company specifically incorporates the consolidated financial statements for the year ended March 31, 2006, filed on Form 10-KSB ("2006 Annual Report") in response to Item 13 of the Form 10-KSB.

SOLICITATION

         The Company is soliciting your proxy. The cost of this solicitation, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. Copies of solicitation materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of Common Stock held in their names. We will reimburse brokerage firms and other persons representing beneficial owners of stock for their reasonable expenses in forwarding solicitation materials to the owners. In addition to original solicitation of proxies by mail, our directors, officers and other employees may, without additional compensation, solicit proxies by telephone, facsimile and personal interviews.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

         The Company will only deliver one Proxy Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. The Company will promptly deliver a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

                  Aethlon Medical, Inc.
                  Attn: Corporate Secretary
                  3030 Bunker Hill Street, Suite 4000
                  San Diego, California 92109
                  Telephone No.:  (858) 459-7800


                            1. ELECTION OF DIRECTORS


         A board of four directors is to be elected at the Meeting for a one-year term. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the Company's nominees named below.

         The four nominees selected by the Board of Directors are listed on the following pages. The four Director nominees receiving the highest number of votes will be elected. Any Shares not voted, whether by abstention, broker non-vote, or otherwise, have no impact on the vote.

         The Board of Directors intends to vote proxies equally for the nominees unless otherwise instructed on the Proxy Form. If you do not wish your Shares to be voted for particular nominees, please identify the exceptions in the designated space provided on the Proxy Form.

         If at the time of the Meeting one or more of the nominees have become unavailable to serve, Shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors. All of the nominees are currently directors of the Company. All of the nominees have consented to serve if elected. The Board has no reason to anticipate that any of the nominees will not be able to serve, if elected.

         Directors elected at the Meeting will hold office until the next Annual Meeting or until their successors have been elected and qualified. For each nominee there follows a brief listing of principal occupation for at least the past five years and other major affiliations.

      James A. Joyce

         Mr. Joyce is the founder of Aethlon Medical, and has been the Chairman of the Board and Secretary since March 1999. On June 1, 2001, our Board of Directors appointed Mr. Joyce with the additional role of CEO. In 1992, Mr. Joyce founded and was the sole shareholder of James Joyce & Associates, an organization that provided management consulting and corporate finance advisory services to CEOs and CFOs of publicly traded companies. Previously, from 1989 to 1991, Mr. Joyce was Chairman and Chief Executive Officer of Mission Labs, Inc. Prior to that Mr. Joyce was a principal in charge of U.S. operations for London Zurich Securities, Inc. Mr. Joyce is a graduate of the University of Maryland.

      Franklyn S. Barry, Jr.

         Mr. Barry has over 30 years of experience in managing and building companies. He was President and Chief Executive Officer of Hemex from April 1997 through May 31, 2001 and our President and CEO from March 10, 1999 to May 31, 2001. He became a director of Aethlon Medical on March 10, 1999. From 1994 to April 1997, Mr. Barry was a private consultant. Included among his prior experiences are tenures as President of Fisher-Price and as co-founder and CEO of Software Distribution Services, which today operates as Ingram Micro, an international distributor of personal computer products. Mr. Barry serves on the Board of Directors of Merchants Mutual Insurance Company.

      Richard H. Tullis, Ph.D

         Dr. Tullis has been Vice President and a director of the Company since January 2000 and Chief Science Officer since June 2001. Dr. Tullis has extensive biotechnology management and research experience, and is the founder of Syngen Research, a wholly-owned subsidiary of Aethlon Medical, Inc. Previously, Dr. Tullis co-founded Molecular Biosystems, Inc., a former NYSE company. At Molecular Biosystems, Dr. Tullis was Director of Oligonucleotide Hybridization, Senior Research Scientist and Member of the Board of Directors. In research, Dr. Tullis developed and patented the first application of oligonucleotides to antisense antibiotics and developed new methods for the chemical synthesis of DNA via methoxy-hosphorochloridites. Dr. Tullis also co-developed the first applications of covalently coupled DNA-enzyme conjugates using synthetic oligonucleotides during his tenure at molecular Biosystems. In 1985, Dr. Tullis founded, and served as President and CEO of Synthetic Genetics, Inc., a pioneer in custom DNA synthesis, which was sold to Molecular Biology Resources in 1991. Dr. Tullis also served as interim-CEO of Genetic Vectors, Inc., which completed its IPO under his management, and was co-founder of DNA Sciences, Inc., a company that was eventually acquired by Genetic Vectors. Dr. Tullis received his Ph.D. in Biochemistry and Cell Biology from the University of California at San Diego, and has done extensive post-doctoral work at UCSD, USC, and the University of Hawaii.

      Edward G. Broenniman

         Mr. Broenniman became a director of Aethlon Medical on March 10, 1999. Mr. Broenniman has 35 years of management and executive experience with high-tech, privately-held growth firms where he has served as a CEO, COO, or corporate advisor, using his expertise to focus management on increasing profitability and stockholder value. He is the Managing Director of The Piedmont Group, LLC, a venture advisory firm. Mr. Broenniman served on the Board of Directors of publicly-traded QuesTech (acquired by CACI International), and currently serves on the Boards of four privately-held firms. His nonprofit Boards are the Dingman Center for Entrepreneurship's Board of Advisors at the University of Maryland, the National Association of Corporate Directors, National Capital Chapter and the Board of the Association for Corporate Growth, National Capital Chapter.

         The Board of Directors has an Audit Committee and a Compensation Committee. The current Audit Committee is comprised of Mr. Barry and Mr. Broenniman. The current Compensation Committee is comprised of Mr. Barry and Mr. Broenniman. Mr. Barry is Chairman of the Audit Committee and Mr. Broenniman is Chairman of the Compensation Committee.

         Other than the Audit and Compensation Committees, the Company does not have any standing nominating or other committees of the Board of Directors. Each of the directors is serving for a term that extends to the next Annual Meeting of Shareholders of the Company.

         Upon the recommendation of our Compensation Committee, in February 2005, we adopted our 2005 Directors Compensation Program (the "Directors Compensation Program") which advances our interest by helping us to obtain and retain the services of outside directors services upon whose judgment, initiative, efforts and/or services we are substantially dependent, by offering to or providing those persons with incentives or inducements affording such persons an opportunity to become owners of our capital stock. Under the

Directors Compensation Program, a newly elected director will receive a one time grant of a non-qualified stock option of 1.5% of the common stock outstanding at the time of election. The options will vest one-third at the time of election to the board and the remaining two-thirds will vest equally at year end over three years. Additionally, each director will also receive an annual $25,000 non-qualified stock option retainer, $15,000 of which is to be paid at the first of the year to all directors who are on the Board prior to the first meeting of the year and a $10,000 retainer will be paid if a director attends 75% of the meetings either in person, via conference call or other electronic means. The exercise price for the options under the Directors Compensation Program will equal the average closing of the last ten (10) trading days prior to the date earned.

         No director of the Company has resigned or declined to stand for re-election to the Board of Directors because of disagreement with the Company on any matters relating to the Company's operations, policies or practices since the date of the last meeting of shareholders.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE FOREGOING SLATE OF NOMINEES FOR THE BOARD OF DIRECTORS, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of the Company's shares as of December 31, 2006 for (i) each current Director and each nominee for Director (ii) each named executive officer of the Company as defined in 402(a)(2) of Regulation S-B of the Securities Act of 1933, (iii) all persons known by the Company to beneficially own more than 5% of the Company's voting Shares, and (iv) all executive officers and Directors of the Company as a group.

                                                                                   AMOUNT AND NATURE OF    PERCENT OF
    TITLE OF CLASS                        NAME AND ADDRESS (1)                   BENEFICIAL OWNERSHIP(2)    CLASS(3)
------------------------ ------------------------------------------------------- ------------------------- ------------
Common Stock             Ellen R. Weiner Family Revocable Trust (4)( 7) (11)         7,850,435 shares         9.90%
                         10645 N. Tatum Blvd. Suite 200-166
                         Phoenix, AZ 85028
------------------------ ------------------------------------------------------- ------------------------- ------------
Common Stock             James A. Joyce, Chairman and CEO (5) (6) (7) (8)            5,688,243 shares        17.23%

------------------------ ------------------------------------------------------- ------------------------- ------------
Common Stock             Phillip A. Ward (7)(9)                                      3,172,077 shares        10.58%
                         P.O. Box 3332
                         Rancho Santa Fe, California 92067
------------------------ ------------------------------------------------------- ------------------------- ------------
Common Stock             Calvin M. Leung (7) (11)                                    1,985,859 shares         7.11%
                         P.O. Box 2366
                         Costa Mesa, CA 92628
------------------------ ------------------------------------------------------- ------------------------- ------------
Common Stock             Allan S. Bird (4) (7) (12)                                  2,250,000 shares         9.90%
                         P.O. Box 371179
                         Las Vegas, NV 89137
------------------------ ------------------------------------------------------- ------------------------- ------------
Common Stock             Richard H. Tullis, Chief Scientific Officer and             2,072,350 shares         6.92%
                         Director (5) (6) (7) (10)

------------------------ ------------------------------------------------------- ------------------------- ------------
Common Stock             Rod Tompkins (7)                                            1,500,000 shares         5.37%
                         420 Douglas
                         Wayne, NE 68787
------------------------ ------------------------------------------------------- ------------------------- ------------
Common Stock             Edward G. Broenniman, Director (6) (13)                      755,924 shares          2.66%

------------------------ ------------------------------------------------------- ------------------------- ------------
Common Stock             Franklyn S. Barry, Jr., Director (6) (14)                    523,010 shares          1.84%

------------------------ ------------------------------------------------------- ------------------------- ------------
Common Stock             James W. Dorst, Chief Financial Officer (5) (15)             500,000 shares          1.76%

------------------------ ------------------------------------------------------- ------------------------- ------------
Common Stock             Harold Handley, President (5) (16)                           500,000 shares          1.76%

------------------------ ------------------------------------------------------- ------------------------- ------------
                         Directors and Executive Officers as a group                10,039,527 shares        26.44%

(1) Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities and Exchange Act and is generally determined by voting power and/or investment power with respect to securities. Except as indicated by footnote and subject to community property laws where applicable, the Company believes the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Unless otherwise indicated, the address of each shareholder is 3030 Bunker Hill Street, Suite 4000, San Diego, CA 92109.
(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from January 24, 2007 upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by such person (but not those held by any other person) and that are exercisable within 60 days from January 24, 2007 have been exercised.
(3) Based on 27,934,120 shares of Common Stock issued and outstanding as of January 24, 2007.

(4) Includes shares issuable upon conversion of $985,000 of convertible notes and associated warrants which would be issued in the event and at such time as such notes are converted into restricted shares of common stock. Includes convertible notes held by both the Ellen R. Weiner Family Revocable Trust and Allan S. Bird. Mr. Bird is Ms. Weiner's father-in-law. Neither the Trust nor Mr. Bird is entitled to convert Convertible Promissory Notes or associated Warrants to the extent that such conversion or exercise would cause the aggregate number of shares of common stock beneficially owned by either of them to exceed 9.9% of the outstanding shares of the common stock following such exercise. The Ellen R. Weiner Family Trust disclaims any beneficial ownership of Mr. Bird's notes, associated warrants and underlying common stock. Mr. Bird disclaims any beneficial ownership of such Trust's notes and associated warrants.
(5)      Executive officer.
(6)      Director.
(7)      More than 5% shareholder.
(8) Includes options to purchase 2,231,100 restricted common shares at $0.38 and options to purchase 2,857,143 restricted common shares at $0.21.
(9) Includes all shares owned by members of Mr. Ward's family and related entities. Includes a warrant to purchase 100,000 common shares at a $0.176 exercise price, a warrant to purchase 90,000 common shares at a $0.34 exercise price, a warrant to purchase 100,000 common shares at a $0.50 exercise price and a warrant to purchase 55,555 common shares at a $0.90 exercise price. Includes an initial warrant to purchase 555,556 common shares at an exercise price of $0.18 and a related additional warrant to purchase 555,556 common shares at an exercise price of $0.18 issuable in the event that the initial warrant is exercised in cash on or before November 14, 2007. Includes an initial warrant to purchase 194,118 common shares at an exercise price of $0.17 and a related additional warrant to purchase 194,118 common shares at an exercise price of $0.17 issuable in the event that the initial warrant is exercised in cash on or before December 15, 2007. Includes 194,118 common shares issuable upon the conversion of a convertible note at a conversion price of $0.17.
(10) Includes 250,000 stock options exercisable at $1.90 per share, 30,000 stock options exercisable at $2.56 per share and 1,734,350 options with an exercise price of $0.38 per share.
(11) Includes all shares owned by members of Mr. Leung's family and related entities. Mr. Leung is a former director of the Company who resigned in June 2006.
(12) Holders have a contractual 9.9% limitation on the conversion of their convertible notes and warrants. The Ellen R. Weiner Family Revocable Trust holds notes convertible into 3,800,000 common shares at a $0.20 conversion price and, upon conversion will receive a warrant to purchase 3,800,000 common shares at a $0.20 exercise price. Allan S. Bird holds notes convertible into 1,125,000 common shares at a $0.20 conversion price and, upon conversion , will receive a warrant to purchase 1,125,000 common shares at a $0.20 exercise price. Accordingly, the shares shown in the table for the Trust and Mr. Bird represent the maximum number of shares that could be issued to such parties without taking into account the 9.9% limitation .See footnote
         (4) above.
(13) Includes 53,885 common shares owned by Mr. Broenniman's wife and options to purchase 2,500 shares at an exercise price of $3.00, 3,000 shares at an exercise price of $1.78 and 514,550 shares at an exercise price of $0.38.
(14) Includes 1,867 stock options with an exercise price of $1.84 and 514,550 stock options with an exercise price of $0.38.
(15)     Includes 500,000 stock options exercisable at $0.20 per share.
(16)     Includes 500,000 stock options exercisable at $0.27 per share,


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Directors, officers, and greater-than-10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of information furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to its directors, officers, and greater-than-10% beneficial owners were complied with during the fiscal year ended March 31, 2006.

                               EXECUTIVE OFFICERS

    The names, ages and positions of the Company's executive officers as of June 30, 2001 are listed below:

       NAME AND AGE                TITLE OR POSITION            OFFICER SINCE
---------------------------- ------------------------------ --------------------

James A. Joyce, 45 (1)       Chairman, CEO and Secretary         March 1999


Richard H. Tullis, 61 (2)    VP, Chief Science Officer           January 2000


James W. Dorst, 52 (3)       Chief Financial Officer             August 2005


Harold H. Handley, 55 (4)    President                           July 2006


         Background information on the executive officers that also serve on the Board is furnished above.

(1) Effective June 1, 2001, Mr. Joyce was appointed our President and Chief Executive Officer, replacing Mr. Barry, who continued as a member of the board of directors. Effective July 18, 2006, Mr. Joyce relinquished the President's title when Mr. Handley was appointed President.
(2) Effective June 1, 2001, Dr. Tullis was appointed as our Chief Science Officer, replacing Dr. Clara M. Ambrus, who retired.
(3)      Effective August 1, 2005, Mr. Dorst was appointed Chief Financial
         Officer.
(4)      Effective July 18, 2006, Dr. Handley was appointed President.

                                                      EXECUTIVE COMPENSATION

                                                                                             LONG TERM COMPENSATION
                                                                                        -------------------------------
                                                  ANNUAL COMPENSATION                   AWARDS              PAYOUTS
                                             ------------------------------- ------------------------------ -----------
NAMED EXECUTIVE OFFICER AND
PRINCIPAL POSITION
                                                                                            SECURITIES      LONG TERM
                                                                             RESTRICTED     UNDERLYING      INCENTIVE    ALL OTHER
                                    YEAR      SALARY (1)    BONUS    OTHER     STOCK     OPTIONS AND SARS      PLAN     COMPENSATION
                                  ---------- ------------- --------- ------- ----------- ------------------ ----------- ------------
James A. Joyce                      2006     $ 224,712     $  --     $ --         --     2,857,148 (2)      $   --       $   --
CHIEF EXECUTIVE OFFICER             2005       187,291      20,000     --         --     2,231,100              --           --
                                    2004       180,000        --       --         --            --              --           --

Richard H. Tullis, Ph.D             2006     $ 165,000     $  --     $ --         --            --          $   --       $   --
VICE PRESIDENT AND CHIEF            2005       154,375      15,000     --         --     1,734,750              --           --
SCIENCE OFFICER                     2004       150,000        --       --         --            --              --           --

James W. Dorst (3)                  2006     $  93,750     $  --     $ --         --       500,000          $   --       $   --
CHIEF FINANCIAL OFFICER             2005          NA          --       --         --            --              --           --
                                    2004          NA          --       --         --            --              --           --

Harold H. Handley, Ph.D (4)         2006          NA       $  --     $ --         --            --          $   --       $   --
PRESIDENT                           2005          NA          --       --         --            --              --           --
                                    2004          NA          --       --         --            --              --           --

(1) The remuneration described in the above table excludes our cost of benefits furnished to the named executive officers, including premiums for health insurance and other personal benefits provided to such individuals that are extended to all of our employees in connection with their employment. Perquisites and other personal benefits, securities, or property received by an executive officer are either the lesser of $50,000 or 10% of the total salary and bonus reported for each named executive officer, except as otherwise disclosed.

(2) On September 9, 2005, the Company's board of directors approved and the Company entered into a Stock Option Agreement with Mr. James A Joyce, the Company's Chief Executive Officer in exchange for the cancellation of $300,000 of debt owed to Mr. Joyce. The Stock Option Agreement provides for a fully-vested, non-qualified, ten-year option to purchase restricted common stock with an exercise price of $0.21 per share. On September 9, 2005 the market closing price per share of the Company's common stock was $0.20.

(3) James W. Dorst was appointed Chief Financial Officer August 1, 2005. Mr. Dorst receives an annual salary of $150,000 and was granted nonqualified stock options to purchase 500,000 shares of common stock at an exercise price equal to the fair market value of the stock on the date of grant.

(4) Harold H. Handley was appointed President on July 18, 2006. Mr. Handley receives an annual salary of $180,000 and was granted nonqualified stock options to purchase 500,000 shares of common stock at an exercise price equal to the fair market value of the stock on the date of grant.

             STOCK OPTIONS AND STOCK APPRECIATION RIGHTS GRANT TABLE


 The following table provides certain information with respect to individual grants during the last fiscal year to each of our named executive officers of common share purchase options or stock appreciation rights ("SARs") relating to our common shares:

                                    COMMON SHARES           AS PERCENTAGE OF
                                 UNDERLYING GRANT OF         GRANTS TO ALL          EXERCISE OR
NAMED EXECUTIVE OFFICER            OPTIONS OR SARS             EMPLOYEES            BASE PRICE       EXPIRATION DATE
------------------------------- ----------------------- ------------------------- ---------------- ---------------------

James A. Joyce
CHAIRMAN AND CEO                      2,857,148                  85.1%                 $0.21            09/09/2015


James W. Dorst
CHIEF FINANCIAL OFFICER                 500,000                  14.9%                 $0.23            08/01/2010



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Franklyn S. Barry, Jr., a director and shareholder of Aethlon Medical, was engaged as a consultant to the Company on strategic and business issues from June 1, 2001 to May 31, 2003 and was paid $60,000 per year. Mr. Barry had been our original President and Chief Executive Officer and served in such capacities until 2001. When Mr. Barry stepped down as our President and Chief Executive Officer he was owed severance equal to one-year salary. The consulting agreement was in lieu of immediate payment to spread the payment of the course of the agreement and to ensure that Mr. Barry provided transition consultation to Mr. Joyce on company practices and maintained and manage relationships with certain employees and vendors.

         Calvin M. Leung, a former director (resigned as of June 28, 2006) and shareholder of Aethlon Medical, was previously engaged as our consultant providing as needed business advisory services to management, including business development services and introductions to potential investors and merger candidates, and he and his affiliates have invested approximately $939,500 in Aethlon Medical to date, through equity and convertible debt securities. $448,000 was invested via convertible promissory notes from November 2001 through May 2002. The notes accrued interest at rates ranging from 6.75% to 12% per annum. Mr. Leung invested $300,000 via the exercise of stock options received while our consultant for which he received 600,000 shares of restricted common stock. Mr. Leung and his affiliates also invested during 2003 a total of $146,500 in cash for 586,000 shares of our restricted common stock. Finally, Mr. Leung and his affiliates invested approximately $45,000 from September 2003 to February 2004 via the exercise of warrants that resulted in the issuance of 180,000 shares of our restricted common stock. Mr. Leung worked as our consultant from January 7, 2001 to January 7, 2003. We do not expect Mr. Leung to provide consulting services now. He, and related entities, currently owns 1,985,859 of our common shares.

         Certain of our officers and other related parties have advanced us funds, agreed to defer compensation or paid expenses on behalf of us to cover short-term working capital deficiencies in the aggregate amount of approximately $1,074,000. Of this amount, we owe Dr. Richard H Tullis, our Chief Scientific Officer approximately $262,900 in deferred salary. We owe Mr. Franklyn S Barry, a director, a total of approximately $281,000 for deferred salary and consulting fees from pre-merger in 1999 through May 2003. We owe approximately $38,475 to

James Joyce and Associates, a company founded by our current Chief Executive Officer, for deferred consulting fees on services provided prior to our merger in 1999. We previously repaid Mr. Barry a total of $40,000 in cash. Additionally, we owe John Murray, our former Chief Financial Officer, a total of approximately $25,000 for deferred salary and medical benefits for services rendered from September 2000 through May 2001. We owe Robert S. Stefanovich, a former Chief Financial Officer, a total of approximately $76,000 for deferred salary, vacation and medical benefits for services rendered from July 2001 until July 2002. Additionally, we owe Dr. Clara Ambrus, the founder of Hemex, Inc., approximately $190,500 for services rendered from pre-merger in 1999 through March 2002. We owe Edward Broenniman, a board member, and Linda Broenniman, his wife, an aggregate of approximately $144,000 for services rendered prior to our merger in 1999. Mr. Broenniman has been paid a total of $50,000 against this debt. We owe approximately $34,500 to directors for deferred directors' fees. These non interest-bearing liabilities have been included as due to related parties in the accompanying financial statements.

         Effective January 1, 2000, we entered into an agreement with Dr. Julian Ambrus, the son of Dr. Clara Ambrus, who was the original founder of Hemex, Inc. Under this agreement, an invention and related patent rights for a method of removing HIV and other viruses from the blood using the Hemopurifier(TM) were assigned to us by the inventors in exchange for (a) a royalty to be paid on future sales of the patented product or process equal to 8.75% of net sales, as defined and (b) 12,500 shares of our restricted common stock. Upon the issuance of the first United States patent relating to the invention, we were obligated to issue an additional 12,500 shares of our restricted common stock to the inventors. If the market price of our common stock on the date the patent was issued was below $8 per share, the number of shares to be issued was that amount which equates to $100,000 of market value. On March 4, 2003, the related patent was issued and, as a result, we issued 196,078 shares of our restricted common stock. Such shares were recorded at par value since the original patent acquisition purchase transaction had been measured at $100,000 and recorded as "patents" in the March 2000 consolidated balance sheet. The 196,078 shares merely satisfied a contingent obligation under the original purchase agreement.

         We believe that each of the related party transactions above, due to their related party nature, are not necessarily on terms that would have been obtained from unaffiliated third parties.


                       MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors held four meetings during the 2006 fiscal year. In addition, action was taken by the Board of Directors by unanimous written consent in lieu of a meeting 5 times. Each director attended all of the meetings of the Board, with the exception of Mr. Leung who missed one meeting, during the fiscal year ended March 31, 2006.

              COMMUNICATIONS WITH MEMBERS OF THE BOARD OF DIRECTORS

         The Board of Directors has not established a formal process for shareholders to send communications to its members. Any shareholder may send a communication to any member of the Board of Directors, in care of the Company's address, 3030 Bunker Hill Street, Suite 400, San Diego, CA 92109. The Company will forward any such communication to the Board member. If the shareholder would like the communication to be confidential, it should be so marked.

           ATTENDANCE OF BOARD MEMBERS AT ANNUAL SHAREHOLDERS' MEETING

         With the exception of Mr. James A. Joyce, who is required to attend our Annual Meeting, we do not currently have a policy with regard to attendance by the remaining members of the Board of Directors. All members of the Board of Directors attended the previous Annual Meeting of our shareholders.

                              REPORT ON COMMITTEES

         The Board of Directors has two standing committees, its Audit Committee and its Compensation Committee.Information regarding both is described below.

         AUDIT COMMITTEE. The Audit Committee is responsible for recommending to the Board of Directors the selection of independent public accountants to audit the Company's books and records annually, to discuss with the independent auditors and internal auditors the scope and results of any audit, to review and approve any nonaudit services performed by the Company's independent auditing firm, and to review certain related party transactions. The members of the Audit Committee are Franklyn Barry and Edward Broenniman. The Audit Committee met four times in the 2006 fiscal year.

         COMPENSATION COMMITTEE. The members of the Compensation Committee are Franklyn Barry and Edward Broenniman.

         The Board of Directors does not have a Nominating Committee.

                           DIRECTOR NOMINATION PROCESS

         Nominees to our Board of Directors are selected by our Board of Directors. Each nominee to our Board of Directors expressed a willingness to serve during the 2007 fiscal year and, based on a review of their qualifications, were deemed to be suitable candidates for nomination.

         Our Board of Directors does not have a formal policy with regard to the consideration of any director candidates recommended by shareholders. While the Board of Directors may consider candidates recommended by shareholders, there is currently no requirement that it do so. To date, no shareholder has recommended a candidate for nomination to the Board. We do not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.

         We do not have specific minimum qualifications that must be met before a nominee to our Board of Directors may be considered. Instead, the members of the Board look at the total qualifications presented by the candidate which may include, but not be limited to, business experience, experience in our industry, an understanding of the accounting principles applicable to the our industry and generally accepted accounting principles, and education. A candidate for director must agree to abide by our Code of Business Conduct and Ethics.


                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of the Board of Directors is currently composed of two directors who are independent directors as defined under Nasdaq Rule 4200(a)(14). The Audit Committee operates under a written charter adopted by the Board of Directors.

         The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for our financial statements and the financial reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements that have been included in our Annual Report on Form 10-KSB for the year ended March 31, 2006.

         The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES, as amended. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from the Company and its management including the matters in the written disclosures provided to the Audit Committee as required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES.

         Based on the foregoing, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements in the Annual Report on Form 10-KSB for the 2006 fiscal year for filing with the Securities and Exchange Commission. The Audit Committee has also recommended the selection of the Company's independent auditors for the fiscal year ending March 31, 2007.

                                            Members of the Audit Committee

                                            Franklyn Barry
                                            Edward Broenniman



               LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

         The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Nevada law. Such limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

         The Company's Bylaws provide that the Company shall indemnify its directors and executive officers and may indemnify its other officers and employees and other agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company's Bylaws also permit it to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws permit such indemnification.

    At present, there is no pending litigation or proceeding involving any director, officer, employee, or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

 2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         Subject to ratification by the stockholders, the Board has selected the firm of SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, L.L.P. as the Company's independent auditors for its fiscal year ending March 31, 2007. Squar, Milner, Peterson, Miranda & Williamson, L.L.P. has acted in such capacity for the Company since 2001 and has reported that neither the firm nor any of its partners has any material direct or indirect financial interest in the Company.

         Representatives of Squar, Milner, Peterson, Miranda & Williamson, L.L.P. will be present at the Special Meeting of Stockholders, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

AUDIT FEES

         The following table sets forth fees billed to the Company by Squar, Milner, Peterson, Miranda & Williamson, L.L.P. during the fiscal years ended March 31, 2006 and March 31, 2005 for: (i) services rendered for the audit of the Company's annual financial statements and the review of its quarterly financial statements, (ii) services that were reasonably related to the performance of the audit or review of the Company's financial statements and that are not reported as Audit Fees, (iii) services rendered in connection with tax compliance, tax advice and tax planning, and (iv) all other fees for services rendered. The Audit Related Fees for the fiscal year ended 2005 were incurred as a result of consultations between the executive officers of the Company and Squar, Milner, Peterson, Miranda & Williamson, L.L.P. relating to services rendered in connection with a Form SB-2 registration statement. The Audit Related Fees for the fiscal year ended 2006 were incurred as a result of consultations between the executive officers of the Company and Squar, Milner, Peterson, Miranda & Williamson, L.L.P. relating to services rendered in connection with a Form S-8 registration statement, a Post-Effective Amendment of a Form SB-2 registration statement and a Form SB-2 registration statement.

                                             March 31, 2006      March 31, 2005
                                             --------------      --------------
(i)         Audit Fees                       $66,500             $86,615
(ii)        Audit Related Fees               $55,500             $51,579
(iii)       Tax Fees                         $0                  $0
(iv)        All Other Fees                   $0                  $0


THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF SQUAR, MILNER, REEHL & WILLIAMSON, L.L.P. AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2007.

  3. APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 50,000,000 TO 100,000,000


         We believe that an increase in the number of authorized shares of our common stock is prudent in order to assure that a sufficient number of shares of our common stock are available for issuance in the future if our Board of Directors deems it to be in our and our stockholders' best interests. A total of an additional 50,000,000 shares of common stock has been determined by our Board of Directors to be a reasonable estimate of what might be required in this regard for the foreseeable future to accommodate fundraising and other opportunities involving the issuance of our capital stock. Immediately following this increase, the Company will have approximately 45,491,123 shares of common stock authorized but unissued and available for issuance.

         The remaining authorized but unissued shares of common stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financings or acquisition transactions and the issuance or reservation of common stock for employee stock options. The Company's Board will be able to authorize the issuance of shares for these transactions without the necessity, and related costs and delays, of either calling a special stockholders' meeting or waiting for the regularly scheduled annual meeting of stockholders in order to increase the authorized capital. If in a particular transaction stockholder approval were required by law, applicable stock exchanges or markets, or were otherwise deemed advisable by the Board, then the matter would be referred to the stockholders for their approval notwithstanding that the Company might have the requisite number of voting shares to consummate the transaction.

         The Charter Amendment is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments or the certificate of incorporation or the bylaws of the Company in effect on the date of this Proxy Statement. However, the Company's stockholders should note that the availability of additional authorized and unissued shares of common stock could make any attempt to gain control of the Company or the Board more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management. Although the Board currently has no intention of doing so, shares of common stock could be issued by the Board to dilute the percentage of common stock owned by any stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board or to meet the voting requirements imposed by Nevada law with respect to a merger or other business combination involving the Company. Aethlon Medical is not aware of any proposed attempt to take over the company. The Company has no present intention to use the increased authorized common stock for anti-takeover purposes.

         The text of the Charter Amendment is attached to this Proxy Statement as Exhibit A. The Amendment will become effective once it is filed with the Secretary of State of Nevada.

         Upon filing the Amendment with the Secretary of State of Nevada, the Company's authorized shares will increase from fifty million shares to one-hundred million shares of which one-hundred million shares shall be common stock.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL
                     OF THE INCREASE IN AUTHORIZED SHARES.

                      INDEMNIFICATION OF EXECUTIVE OFFICERS

         Our Articles of Incorporation permit us to limit the liability of our officers and directors to the fullest extent permitted under Section 78.037 of the Nevada General Corporation Law. As permitted by Section 78.037 of the Nevada General Corporation Law, our Bylaws and Articles of Incorporation also include provisions that eliminate the personal liability of each of its officers and directors for any obligations arising out of any acts or conduct of such officer or director performed for or on behalf of the Company. To the fullest extent allowed by Section 78.751 of the Nevada General Corporation Law, we will defend, indemnify and hold harmless its directors or officers from and against any and all claims, judgments and liabilities to which each director or officer becomes subject to in connection with the performance of his or her duties and will reimburse each such director or officer for all legal and other expenses reasonably incurred in connection with any such claim of liability. However, we will not indemnify any officer or director against, or reimburse for, any expense incurred in connection with any claim or liability arising out of the officer's or director's own negligence or misconduct in the performance of duty.

         The provisions of our Bylaws and Articles of Incorporation regarding indemnification are not exclusive of any other right we have to indemnify or reimburse our officers or directors in any proper case, even if not specifically provided for in our Articles of Incorporation or Bylaws.

         We believe that the indemnity provisions contained in our bylaws and the limitation of liability provisions contained in our certificate of incorporation are necessary to attract and retain qualified persons for these positions. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

INTERESTS OF CERTAIN PERSONS IN OR IN OPPOSITION TO THE MATTERS TO BE ACTED UPON

         No director, executive officer, or any associate thereof, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the ratification of Squar, Milner, Peterson, Miranda & Williamson, L.L.P. as the Company's auditors or in the increase in the number of authorized shares of the Company's common stock from 50,000,000 to 100,000,000 which is not shared by the shareholders of the Company.

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act and must file reports, proxy statements and other information with the Securities and Exchange Commission. The reports, information statements and other information we file with the Commission can be inspected and copied at the Commission Public Reference Room, 450 Fifth Street, N.W. Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy, and information statements and other information regarding registrants, like us, which file electronically with the Commission.

                  SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

         Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, any shareholder who intends to present a proposal at the Annual Meeting in the year 2008 must deliver the proposal to our principal executive office within a reasonable time before the Company begins to print and mail its proxy.

         Notice of intention to present a proposal at the 2008 Annual Meeting should be addressed to Corporate Secretary, Aethlon Medical, Inc., 3030 Bunker Hill Street, Suite 4000, San Diego, California 92109. We reserve the right to vote against, reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.

                          TRANSACTION OF OTHER BUSINESS

         Management does not know of any matters to be brought before the meeting other than those referred to in this Proxy Statement. If any matters which are not specifically set forth in the form of proxy and this Proxy Statement properly come before the meeting, the persons designated as proxies will vote thereon in accordance with their best judgment.

                                      PROXY


                              AETHLON MEDICAL, INC.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING ON MARCH 2, 2007

         This proxy will be voted as specified by the stockholder. If no specification is made, all shares will be voted "FOR" the approval of the three proposals set forth in the proxy statement.

         The stockholder(s) represented herein appoint(s) James A. Joyce, and each of them, proxies with the power of substitution to vote all shares of Common Stock entitled to be voted by said stockholder(s) at the Special Meeting of the Stockholders of Aethlon Medical, Inc. to be held at the executive offices, located at 3030 Bunker Hill Street, Suite 4000, San Diego, California 92109, on March 2, 2007 at 11:00 a.m. (Pacific Time), and in any adjournment or postponement thereof as specified in this proxy.


PROPOSAL #1 - ELECTION OF DIRECTORS, NOMINEES;

Franklyn S. Barry, Jr., Edward G. Broenniman, James A. Joyce and Richard Tullis

FOR all nominees (except as marked to the contrary) [ ]          WITHHOLD AUTHORITY to vote for all nominees  [ ]

                  For, except vote withheld from the following nominee(s):

                  ________________________________________________________________________


PROPOSAL #2- RATIFICATION OF SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, L.L.P. AS INDEPENDENT AUDITORS FOR THE 2005
FISCAL YEAR.

                           FOR [ ]                   AGAINST [ ]                        ABSTAIN [ ]


PROPOSAL #3-APPROVAL OF INCREASE IN AUTHORIZED SHARES OF COMMON STOCK.

                           FOR [ ]                   AGAINST [ ]                        ABSTAIN [ ]


PLEASE MARK, DATE AND SIGN YOUR PROXY CARD AND MAIL IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

IN THEIR DISCRETION, PROXIES ARE ENTITLED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE
THE MEETING, OR ANY ADJOURNMENT THEREOF.



                                            Signature________________________________________Date__________________



                                            Signature______________________________________ Date___________________


Note: Please mark, date and sign this proxy card and return it in the enclosed envelope. Please sign as your name appears hereon. If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations please sign with full corporate name by a duly authorized officer and affix corporate seal.

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

                          FOR NEVADA PROFIT CORPORATION
          (PURSUANT TO NRS 78,385 AND 78,390 - AFTER ISSUANCE OF STOCK)


         1. Name of Incorporation: "AETHLON MEDICAL, INC."

         2. The Articles of Incorporation have been amended as follows:

         ARTICLE V OF THE ARTICLES OF INCORPORATION OF THE CORPORATION SHALL BE AMENDED TO READ IN FULL AS FOLLOWS:


                                   "ARTICLE V"

                             COMMON STOCK AND VOTING
                             -----------------------

                  The Corporation shall have the authority to issue an aggregate of one hundred million (100,000,000) shares, with a par value of $.001 per share. All shares will be of the same class, designated `common' shares, with the same rights. Shares may only be issued as fully-paid and non-assessable, and may be issued at such times, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Each common share shall be entitled to one vote concerning all matters as to which the Corporation's shareholders shall be entitled to vote. The Corporation's common stock shall not be subject to assessment to pay any debts of the Corporation."



                  3. THE VOTE BY WHICH SHAREHOLDERS HOLDING SHARES IN THE CORPORATION ENTITLING THEM TO EXERCISE AT LEAST A MAJORITY OF THE VOTING POWER, OR SUCH GREATER PROPORTION OF THE VOTING POWER AS MAY BE REQUIRED IN THE CASE OF A VOTE BY CLASSES OR SERIES, OR AS MAY BE REQUIRED BY THE PROVISIONS OF THE ARTICLES OF INCORPORATION HAVE VOTED IN FAVOR OF THE AMENDMENT IS: [ ].



         IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate of Amendment to Articles of Incorporation to be signed by a duly authorized officer as of this _____ day of _____, 2007.

         AETHLON MEDICAL, INC.



                                  By:  ______________________________________
                                       James A. Joyce, Chief Executive Officer


                                  By:  ______________________________________
                                       James A. Joyce, Secretary